As Filed with the Securities and Exchange Commission on January 12, 2021

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOMINION ENERGY SOUTH CAROLINA, INC.	SOUTH CAROLINA	57-0248695
(Exact name of Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 OTARRE PARKWAY, CAYCE,

SOUTH CAROLINA 29033

(803) 217-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos M. Brown

Senior Vice President, General Counsel and Chief Compliance Officer

Dominion Energy South Carolina, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Telephone: (804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katherine K. DeLuca McGuireWoods LLP Gateway Plaza 800 East Canal Street Richmond, Virginia 23219 (804) 775-1000	Hannah T. Frank McGuireWoods LLP Tower Two-Sixty 260 Forbes Avenue, Suite 1800 Pittsburgh, Pennsylvania 15222 (412) 667-7936

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ¨

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ¨

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ¨

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ¨

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ¨

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
First Mortgage Bonds	$1,500,000,000	100%	$1,500,000,000	$163,650

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act and is exclusive of accrued interest, if any.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2021

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DOMINION ENERGY SOUTH CAROLINA, INC.

400 Otarre Parkway

Cayce, South Carolina 29033

(803) 217-9000

First Mortgage Bonds

From time to time, we may offer and sell our securities in one or more series under this prospectus.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Investing in our securities involves risks. For a description of these risks, see “Risk Factors” on page 4 of this prospectus and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                 , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a shelf registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to an aggregate principal amount of $1,500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, or the “Company” in this prospectus, we are referring to Dominion Energy South Carolina, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our file number with the SEC is 001-3375. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available on the website of our parent, Dominion Energy, Inc. (Dominion Energy), at http://www.dominionenergy.com. Dominion Energy’s website also includes other information about us, Dominion Energy and certain of Dominion Energy’s other subsidiaries. The information available on Dominion Energy’s website (other than the documents expressly incorporated by reference into this prospectus as set forth below) is not incorporated by reference into this prospectus and you should not consider such information a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), until we sell all of the securities covered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2019; and

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020.

You may request a copy of any of the documents incorporated by reference at no cost, by writing, telephoning or emailing us at:

Corporate Secretary

Dominion Energy South Carolina, Inc.

600 East Canal Street

Richmond, Virginia 23219

1-800-552-4034

shareholderservices@dominionenergy.com

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

THE COMPANY

The Company, a public utility headquartered in Cayce, South Carolina, is a South Carolina corporation organized in 1924. The Company is engaged in the generation, transmission and distribution of electricity to approximately 758,000 customers in the central, southern and southwestern portions of South Carolina. Additionally, the Company sells natural gas to approximately 405,000 residential, commercial and industrial customers in South Carolina.

All of our common stock is owned by SCANA Corporation, which is a wholly owned subsidiary of Dominion Energy. Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy serving more than 7 million customers in 16 states. Dominion Energy is not guaranteeing any of the securities described in this prospectus.

Our address and telephone number are: Dominion Energy South Carolina, Inc., 400 Otarre Parkway Cayce, South Carolina 29033, (803) 217-9000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page 2.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities offered by this prospectus to finance capital expenditures and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper or debt under any of our credit facilities.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

General

The term “Bonds” includes the first mortgage bonds to be offered and sold hereby. We will issue the Bonds in one or more series under our Indenture dated as of April 1, 1993 (the Indenture), between us (successor to South Carolina Electric & Gas Company) and The Bank of New York Mellon Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as trustee (the Trustee), as amended and as supplemented from time to time. We have summarized selected provisions of the Indenture below. The Indenture has been filed as an exhibit to the registration statement, and you should read the Indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indenture so that you can easily locate these provisions. Capitalized terms used in this summary that are not otherwise defined herein have the meanings specified in the Indenture.

Provisions of a Particular Series

The Bonds of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Bonds, for issuances of additional Bonds of that series. The prospectus supplement or other offering materials for a particular series of Bonds will describe the terms of that series, including, if applicable, some or all of the following:

•	the title of the series of Bonds;

•	the aggregate principal amount and any limit upon the aggregate principal amount of the series of Bonds;

•	the date or dates on which the principal of the series of Bonds will be payable, and any right that we have to change the date on which principal is payable;

•	the rate or rates at which the series of Bonds will bear interest, if any (or the method of calculating the rate);

•	the date or dates from which interest will accrue;

•	the interest payment dates on which the interest will be payable;

•	the record dates for the interest payable on the interest payment dates;

•	any option on our part to redeem the series of Bonds and redemption terms and conditions;

•

any obligation on our part to redeem or purchase the series of Bonds in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

•	the denominations of the series of Bonds, if other than $1,000 and integral multiples thereof;

•

if the amount of the principal of or premium (if any) or interest on the series of Bonds is determined with reference to an index or other facts or events ascertainable outside of the Indenture, the manner in which such amount may be determined;

•	if the Bonds are convertible into or exchangeable for other securities, and if so, the conversion terms and conditions;

•	any variation to the definition of “Business Day” as defined in the Indenture;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Bonds are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	whether the series of Bonds is subject to a book-entry system of transfers and payments; and

•	any other particular terms of the series of Bonds and of its offering. (Section 201)

Payment of Bonds; Transfers; Exchanges

We will pay any interest that is due on each Bond to the person in whose name that Bond is registered as of the close of business on the record date relating to the interest payment date. (Section 207) However, we will pay interest which is payable when the Bonds mature (whether the Bonds mature on their stated date of maturity, the date the Bonds are redeemed or otherwise) to the person to whom the relevant principal payment on the Bonds is to be paid.

We will pay principal of, and any premium and interest on, the Bonds at our office or agency in Atlanta, Georgia (currently, the Trustee). The applicable prospectus supplement for any series of Bonds will specify any other place of payment and any other paying agent. We may change the place at which the Bonds will be payable, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 702)

Except as provided in a prospectus supplement, if principal of or premium (if any) or interest on the Bonds is payable on a day which is not a Business Day, payment thereof may be postponed to the next succeeding Business Day, and no additional interest will accrue as a result of the delayed payment. (Section 116)

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in Atlanta, Georgia are generally authorized or required by law, regulation or executive order to remain closed. (Section 101)

You may transfer or exchange the Bonds for other Bonds of the same series, in authorized denominations, and of like tenor and aggregate principal amount, at our office or agency in Atlanta, Georgia (currently, the Trustee). At our discretion, we may change the place for registration and transfer of the Bonds, and we may appoint one or more additional security registrars (including us) and remove any security registrar. The prospectus supplement will identify any additional place for registration of transfer and any additional security registrar. You are not responsible for paying a service charge for any transfer or exchange of the Bonds, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Bonds. (Section 205)

Redemption

The Bonds are subject to redemption, as set forth in the applicable prospectus supplement, only upon notice by mail (unless waived) not less than 30 days (or such other period set forth in the applicable prospectus supplement) prior to the redemption date. If less than all the Bonds of a series are to be redeemed, the particular Bonds to be redeemed will be selected by the method provided for any particular series, or in the absence of any such provision, by any method as the security registrar deems fair and appropriate. (Sections 109, 903 and 904)

We may, in any notice of redemption, make any redemption conditional upon receipt by the Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Trustee has not received that money, we will not be required to redeem those Bonds and we will then give notice to that effect. (Section 904)

Security

General

The Bonds of each series will be equally and ratably secured under the Indenture. The Bonds are secured by the lien of the Indenture on substantially all of our properties used in the generation, purchase, transmission, distribution or sale of electricity which have not been released from, or transferred not subject to, the lien of the Indenture, and any other property which we may elect to subject to the lien of the Indenture. (Granting Clauses)

If we merge or are consolidated with another corporation and certain conditions set forth in the Indenture are satisfied, the existing mortgage or deed of trust or similar indenture entered into by such corporation may be designated as a “Class A Mortgage” and bonds issued thereunder would be “Class A Bonds” for purpose of the Indenture. In that event, the Bonds will be secured, additionally, by such Class A Bonds as may be issued under the Class A Mortgage and deposited with the Trustee and by the lien of the Indenture, which lien would be junior to the lien of Class A Mortgage with respect to the property subject to such Class A Mortgage. (Section 1206) Presently, we have no Class A Bonds outstanding.

Lien of the Indenture

The lien of the Indenture is subject to the prior first mortgage lien of a Class A Mortgage, if any, liens on after-acquired property existing at the time of acquisition and various permitted liens, including:

•	tax liens, mechanics’, materialmen’s and similar liens and certain employees’ liens, in each case, which are not delinquent or which are being contested;

•

certain judgment liens and easements, reservations and rights of others (including governmental entities) in, and defects of title to, the property subject to the lien of the Indenture which do not materially impair its use by us;

•	certain leases; and

•	certain other liens (including but not limited to liens which are immaterial to our operations) and encumbrances. (Granting Clauses and Section 101)

The following, among other things, are excepted from the lien of the Indenture:

•	cash and securities not held under the Indenture;

•	contracts, leases and other agreements, bills, notes and other instruments, receivables, claims, certain intellectual property rights and other general intangibles;

•	automotive and similar vehicles, movable equipment, and railroad, marine and flight equipment;

•	all goods, stock in trade, wares and merchandise held for sale in the ordinary course of business;

•	fuel (including nuclear fuel assemblies), materials, supplies and other personal property consumable in the operation of our business;

•	portable tools and equipment;

•	furniture and furnishings;

•	all leasehold interests;

•	computers, machinery and equipment used exclusively for corporate administrative or clerical purposes;

•	electric energy, gas, steam, water and other products generated, produced or purchased;

•	coal, ore, gas, oil and other minerals and all timber mined, extracted or otherwise separated from the land and all rights thereto, leasehold interests; and

•	with certain exceptions, all property which is located outside of the State of South Carolina or Columbia County, Georgia. (Granting Clauses)

The Indenture contains provisions subjecting (with certain exceptions and limitations and subject to the prior lien of a Class A Mortgage, if any, and the provisions of the U.S. Bankruptcy Code) after-acquired electric utility property to the lien of the Indenture. (Granting Clauses) Notwithstanding the foregoing, it may be necessary to comply with applicable recording requirements to perfect such lien on after-acquired electric utility property.

The Indenture provides that the Trustee has a lien upon the property subject to the lien of the Indenture, for the payment of its compensation and expenses. This Trustee’s lien is prior to the lien on behalf of the holders of the Bonds. (Section 1607)

Issuance of Bonds

The maximum principal amount of Bonds that we may issue under the Indenture is currently $10 billion and may be increased by us without the consent of holders of outstanding Bonds, subject to the restrictions discussed below. Under the Indenture, Bonds may be authenticated and delivered, upon receipt by the Trustee of a supplemental indenture, a board resolution or an officer’s certificate pursuant thereto, together with a company order to the Trustee, an opinion of counsel and an officer’s certificate, subject to the further requirements of the Indenture described below. (Sections 201 and 301)

We may issue Bonds of any series from time to time on the basis of, and in an aggregate principal amount not exceeding the sum of:

•	the aggregate principal amount of Class A Bonds issued and delivered to the Trustee and designated by us as the basis for such issuance;

•

70% of the amount of Unfunded Net Property Additions (generally defined as Property Additions net of retirements) which have not been made or deemed to have been made the basis of the authentication and delivery of Bonds or used for other purposes under the Indenture);

•	the aggregate principal amount of retired Bonds; and

•	cash deposited with the Trustee. (Sections 101, 104 and 302 and Articles Four, Five and Six)

Property Additions are generally defined to include any property subject to the lien of the Indenture (the Mortgaged Property) which we may elect to designate as such, except (with certain exceptions) goodwill, going concern value, intangible property or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account. (Sections 101 and 104)

Based upon Property Additions certified to the Trustee on March 28, 2019 as of February 28, 2019 (the last date of certification of Property Additions under the Indenture), we have Unfunded Net Property Additions of approximately $980 million, sufficient to permit the issuance of approximately $686 million of additional Bonds on the basis thereof. At December 31, 2020, we had $2,634 million of credits from the retirement of Bonds under the Indenture, which may be used as the basis for the authentication of additional Bonds under the Indenture.

With certain exceptions in the case of Bonds issued on the basis of Class A Bonds and retired Bonds as described above, we can issue Bonds only if our Adjusted Net Earnings for 12 consecutive months within the preceding 18 months is at least twice the Annual Interest Requirements on:

•	all Bonds at the time outstanding;

•	the Bonds then applied for; and

•	all outstanding Class A Bonds, if any, other than Class A Bonds held by the Trustee under the Indenture. (Sections 103, 301, 302 and 501)

Release of Property

We may obtain the release of property from the lien of the Indenture either upon the basis of an equal amount of Unfunded Net Property Additions or upon the basis of the deposit of cash or a credit for retired Bonds. We may also obtain the release of property upon the basis of the release of the property from the lien of a Class A Mortgage, if any. (Article Ten)

Withdrawal of Cash

We may withdraw cash deposited as the basis for the issuance of Bonds and cash representing certain payments in respect of Class A Bonds, if any, designated as the basis for the issuance of Bonds or the withdrawal of cash (Designated Class A Bonds) upon the basis of (1) Unfunded Net Property Additions in an amount equal to ten-sevenths of such cash, (2) an equal amount of retired Bonds or (3) an equal amount of Class A Bonds which are not Designated Class A Bonds. (Sections 601 and 1202) In addition, we may withdraw cash upon the basis of (a) an equal amount of Unfunded Net Property Additions, or (b) ten-sevenths of the amount of retired Bonds, or may apply such cash to (y) the purchase of Bonds (at prices not exceeding ten-sevenths of the principal amount thereof) or (z) the redemption or payment at stated maturity of Bonds. (Sections 601 and 1005)

Modification of Indenture

We may, without the consent of any holders of outstanding Bonds, enter into supplemental indentures for, including but not limited to, the following purposes:

•	to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company;

•	to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Indenture;

•	to correct or amplify the description of any property at any time subject to the lien of the Indenture, or to subject to the lien of the Indenture additional property;

•	to establish the form or terms of any series of Bonds;

•	to evidence and provide for the acceptance of appointment of a successor Trustee;

•	to increase or decrease the amount of future advances and other indebtedness and sums which may be secured by the Indenture or to extend the Maturity of the Indenture;

•	to make any other changes to or eliminate provision of the Indenture required or contemplated by the Trust Indenture Act; or

•	to make certain other modifications, generally of a ministerial or immaterial nature. (Section 1701)

We may amend the Indenture for other purposes only with the consent of the holders of a majority in principal amount of the Bonds then outstanding, considered as one class, unless such amendment directly affects the rights of the holders of Bonds of one or more, but less than all, series, in which case only the consent of the holders of a majority in principal amount of the affected series of the Bonds then outstanding, considered as one class, need be obtained. However, without the consent of the holder of each affected outstanding Bond, we may not amend the Indenture for the following purposes:

•

to change the stated maturity of the principal of, or any installment of principal of or interest on, any Bond or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any Bond;

•	to reduce the principal amount of any Bond which is a Discount Security that would be due upon a declaration of acceleration of that Bond’s maturity;

•	to change the currency of any payment of principal of or any premium or interest on any Bond;

•	to impair the right to institute suit for the enforcement of any payment on or with respect to any Bond after the stated maturity or redemption date of that Bond;

•

to permit the creation of any lien ranking prior to the lien of the Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the Indenture on all or substantially all of the Mortgaged Property, or otherwise deprive such holder of the benefit of the security of the lien of the Indenture;

•

to reduce the percentage in principal amount of outstanding Bonds of any series for which the consent of the holders is required to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture, or reduce certain quorum or voting requirements of the Indenture; or

•	to modify the foregoing requirements or reduce the percentage of outstanding Bonds necessary to modify other provisions of the Indenture or waive any past default thereunder. (Section 1702)

Events of Default

Each of the following events is an Event of Default under the Indenture:

•	We fail to make payments of principal or premium within 3 Business Days, or interest within 60 days, after the due date;

•	We fail to perform or breach any other covenant or warranty for a period of 90 days after notice;

•	We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur; or

•	We default under any Class A Mortgage. (Section 1101)

If an Event of Default occurs and is continuing, either the Trustee or the holders of 25% in principal amount of the Outstanding Bonds may declare the principal amount of all of the Outstanding Bonds to be immediately due and payable. After the declaration of acceleration has been made, but before the sale of any of the Mortgaged Property and before the Trustee has obtained a judgment or decree for payment of money, the Event of Default giving rise to such declaration of acceleration will be deemed to be waived, and such declaration and its consequences will be rescinded and annulled, if we (a) pay to the Trustee all overdue interest, principal and any premium on any Outstanding Bonds and (b) cure any other such Event of Default. (Section 1102)

The holders of a majority in principal amount of the Outstanding Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Indenture available to the Trustee or exercising any trust or power conferred on the Trustee. No holder of any Bond has the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or for any other remedy thereunder, unless:

•	that holder previously gave written notice of a continuing Event of Default to the Trustee;

•

the holders of a majority in principal amount of Outstanding Bonds have made written request to the Trustee to institute proceedings and offered to the Trustee reasonable indemnity against costs and liabilities and requested that the Trustee take action;

•	the Trustee declined to take action for 60 days; and

•	the holders of a majority in principal amount of Outstanding Bonds have given no inconsistent direction during such 60-day period;

provided, however, that each holder of a Bond has the right to enforce payment of that Bond when due. (Sections 1111, 1112 and 1116)

In addition to the rights and remedies provided in the Indenture, the Trustee may exercise any right or remedy available to the Trustee in its capacity as the owner and holder of Class A Bonds, if any, which arises as a result of a default under any Class A Mortgage. (Section 1119)

Waiver of Default and of Compliance

The holders of not less than a majority in principal amount of the outstanding Bonds may, on behalf of the holders of all the outstanding Bonds, waive any past default under the Indenture, except a default in the payment of the principal of or premium, if any, or interest, if any, on any outstanding Bonds, or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Bond of any series or tranche affected. (Section 1117)

In addition, under certain circumstances, (a) the holders of not less than a majority in aggregate principal amount of outstanding Bonds of all series with respect to which compliance is applicable, considered as one class, may waive in advance our compliance with certain covenants and (b) with respect to certain other covenants, the holders of at least a majority in principal amount of outstanding Bonds may waive in advance compliance with such term, provision or condition. (Section 709)

Defeasance; Satisfaction and Discharge

Upon receipt by the Trustee of moneys or Eligible Obligations, or both, sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Bonds together with a company order and opinion of counsel required by the Indenture, the holders of the Bonds or portions thereof in respect of which such deposit was made will no longer be entitled to the benefit of certain of our covenants under the Indenture, and the Trustee will, upon receipt of a company order as required by the Indenture, acknowledge in writing that such Bonds or portions thereof are deemed to have been paid for purposes of the Indenture and that our entire indebtedness in respect of such Bonds or portion thereof under the Indenture has been deemed to have been satisfied and discharged. Notwithstanding the satisfaction and discharge of any Bonds as described above, certain of our obligations and the obligations of the Trustee will survive. (Section 1301)

Restrictions on Payment of Dividends and Other Covenants

The Indenture prohibits us from declaring and paying dividends on any shares of our common stock except from either (1) the excess of our net assets over our Capital (Surplus) or (2) if there is no Surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that no dividends may be declared if and while our Capital is significantly impaired as described in the Indenture. “Capital” is defined in the Indenture to mean the part of the consideration we received for any shares of our capital stock as determined by our board of directors to be capital or, if our board has not made such a determination, the aggregate par amount of shares having a par value plus the amount of consideration for such shares without par value. All of the outstanding shares of our common stock are held of record by SCANA Corporation. (Section 711)

In addition, the Indenture contains other covenants that require us to, among other things:

•	maintain and preserve the lien of the Indenture; (Section 701)

•	maintain a place of payment; (Section 702)

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any; (Section 703)

•	pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property; (Section 704)

•	pay the principal, interest and premium, if any, on the Bonds when due; (Section 705)

•	keep certain types and amounts of fire insurance with respect to Property Additions; (Section 706)

•	maintain and keep in good condition, repair and working order the Mortgaged Property; and (Section 707)

•	preserve and keep in full force and effect our corporate existence except as provided in the Indenture. (Section 708)

Consolidation, Merger and Conveyance of Assets as an Entirety

We have agreed not to consolidate or merge into any other entity, or to convey, or otherwise transfer the Mortgaged Property as or substantially as an entirety to any person, unless we are the continuing entity (in the case of a merger) or the successor corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or other transfer the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State or Territory thereof or the District of Columbia and such corporation executes and delivers to the Trustee an indenture supplemental to the Indenture, in form recordable and satisfactory to the Trustee, which:

•	fully preserves in all material respects the Lien and security of this Indenture and the rights and powers of the Trustee and the holders of the Bonds under the Indenture;

•

contains an assumption by the successor corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Bonds then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by the Company; and

•	contains a grant, conveyance, transfer and mortgage by the successor corporation, of the same tenor of the granting clauses. (Sections 1501 and 1505)

Evidence of Compliance

The Indenture and the Trust Indenture Act require that we give the Trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the Indenture and periodically deliver reports, information and other documents to the Trustee and file certain documents with the SEC. (Article Eight)

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., successor to NationsBank of Georgia, National Association, is the Trustee under the Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with affiliates of The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding. Affiliates of The Bank of New York Mellon Trust Company, N.A. have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Indenture, The Bank of New York Mellon Trust Company, N.A. will perform only those duties that are specifically described in the Indenture unless an event of default under the Indenture occurs and is continuing. The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any holder pursuant to the Indenture, unless such holder has offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 1603)

Global Securities

If provided in the applicable prospectus supplement, except under the circumstances described therein, we will issue Bonds sold pursuant to this prospectus as one or more global certificates (each a Global Certificate), each of which will represent beneficial interests in the applicable Bonds. We will deposit those Global Certificates with, or on behalf of The Depository Trust Company, New York, New York (DTC) or another depository which we subsequently designate (collectively, the Depository), and register them in the name of a nominee of the Depository.

So long as the Depository, or its nominee, is the registered owner of a Global Certificate, the Depository or its nominee, as the case may be, will be considered the owner of that Global Certificate. We will make payments of principal of, any premium, and interest on the Global Certificate to the Depository or its nominee, as the case may be, as the registered owner of that Global Certificate. Except as set forth in the applicable prospectus supplement, owners of a beneficial interest in a Global Certificate will not be entitled to have any individual Bonds registered in their names, will not receive or be entitled to receive physical delivery of any Bonds and will not be considered the owners of Bonds.

Accordingly, to exercise any of the rights of the registered owners of the Bonds, each person holding a beneficial interest in a Global Certificate must rely on the procedures of the Depository. If that person is not a DTC participant, then that person must also rely on procedures of the DTC participant through which that person holds its interest.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Item 14. Other Expenses of Issuance and Distribution.

Per Offering
Securities and Exchange Commission Filing Fee		$163,650
Fees and Expenses of Trustee		*
Printing Expenses		*
Counsel Fees		*
Rating Agency Fees		*
Accountant Fees		*
Listing Fees		**
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and accordingly cannot be estimated at this time.
**	Listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Article V of the registrant’s Amended and Restated Articles of Incorporation provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. The South Carolina Business Corporation Act of 1988 permits a corporation to indemnify its directors and officers against liability incurred in all proceedings if such directors and officers (i) conducted themselves in good faith, (ii) reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in the corporation’s best interest and, in all other cases, that their conduct was at least not opposed to its best interest or, in the case of conduct with respect to an employee benefit plan, for a purpose reasonably believed to be in the interests of the participants and beneficiaries of such plan, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe their conduct was unlawful; provided, however, such directors and officers may not be indemnified in connection with a proceeding in which they are adjudged liable to the corporation or any other proceeding charging that such directors or officers received any improper personal benefit in which they are adjudged liable on that basis. The registrant maintains director and officer liability insurance protecting the registrant’s directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article V of its Amended and Restated Articles of Incorporation. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty, and acts for personal profit or advantage to which the director or officer was not entitled.

Item 16. Exhibits.

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.*

4.1	Indenture, dated as of April 1, 1993, between Dominion Energy South Carolina, Inc. (formerly South Carolina Electric & Gas Company) and The Bank of New York Mellon Trust Company, N. A. (successor to NationsBank of Georgia, National Association), as trustee (filed herewith).

4.2	Third Supplemental Indenture to Indenture referred to in Exhibit 4.1, dated as of September 1, 2013 (Exhibit 4.12, to Post-Effective Amendment No. 1 to Form S-3 filed October 3, 2013, File No. 333-184426-01).

5.1	Opinion of McGuireWoods LLP, counsel to the Issuer, with respect to the Offered Securities (filed herewith).

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24	Powers of Attorney (included herein).

25.1	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Indenture dated as of April 1, 1993 relating to the First Mortgage Bonds (filed herewith).

*	To be filed by amendment or incorporated under cover of Form 8-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 12th day of January, 2021.

DOMINION ENERGY SOUTH CAROLINA, INC.

By	/S/ DIANE LEOPOLD Diane Leopold
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated below and on the 12th day of January, 2021. The officers and directors whose signatures appear below hereby constitute Carlos M. Brown, Carter M. Reid or Karen W. Doggett, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signatures	Title

/S/ DIANE LEOPOLD Diane Leopold	Director, Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT M. BLUE Robert M. Blue	Director

/S/ JAMES R. CHAPMAN James R. Chapman	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ MICHELE L. CARDIFF Michele L. Cardiff	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)